   Filed Pursuant to Rule 424(b)(1)
 Registration No. 333-291809
PROSPECTUS
Up To 2,523,477 Shares Of Common Stock Offered By The Selling Stockholders
NEXTCURE, INC.
Common Stock
This prospectus relates to the resale, from time to time by the selling stockholders named in this prospectus (the “selling stockholders”) of up to 2,523,477 shares of our common stock, which consists of (i) 708,428 shares of our common stock (the “Initial Shares”), and (ii) 1,815,049 shares of our common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants held by the selling stockholders (the “Pre-Funded Warrants”). The Initial Shares and Pre-Funded Warrant Shares shall be collectively referred to as the “Securities” or the “Shares.”
Our registration of shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any such Shares. The selling stockholders received the Initial Shares and Pre- Funded Warrants from us pursuant to a private placement transaction, which transaction was consummated on November 12, 2025. We are registering the offer and resale of the Shares to satisfy a covenant set forth in the registration rights agreement entered into on November 12, 2025 executed concurrently with a securities purchase agreement as of the same date with respect to the private placement transaction, pursuant to which we agreed to register the resale of the Shares within a limited period of time following the date of the registration rights agreement.
We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the nominal exercise price of any Pre-Funded Warrants.
Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholders prior to any resale of such shares pursuant to this prospectus.
The selling stockholders, or its donees, pledgees, transferees or other successors-in-interest may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 11 of this prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NXTC.” On December 10, 2025, the last reported sale price of our common stock was $11.69.
We are a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being a Smaller Reporting Company.”
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 11, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The selling stockholders may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable, has not changed since the date of this prospectus or any prospectus supplement or any issuer free writing prospectus. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.
The terms “NextCure,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to NextCure, Inc., a Delaware corporation, unless we state otherwise or the context indicates otherwise.
On July 14, 2025, we effected a Reverse Stock Split at a ratio of 1-for-12. All information presented in this prospectus, unless otherwise indicated herein, reflects the adjustment pursuant to the Reverse Stock Split.
However, our periodic and current reports filed prior to July 14, 2025 that are incorporated by reference, and all other documents that were filed prior to July 14, 2025, do not give effect to the Reverse Stock Split.

ii

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
The Company is a clinical-stage biopharmaceutical company that is focused on advancing innovative medicines that treat cancer patients that do not respond to, or that have disease progression on current therapies, through the use of differentiated mechanisms of actions including Antibody-Drug Conjugates. We focus on advancing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells, including in the tumor microenvironment, and the role each interaction plays in a biologic response. Since inception, we have devoted substantially all of our efforts and financial resources to discovery, research and development activities for our product candidates, identifying business development opportunities, raising capital and securing intellectual property rights related to our product candidates.
Private Placement of Shares
On November 12, 2025, NextCure entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”) for a private placement (the “Offering”) of an aggregate of (i) 708,428 shares (i.e., the Initial Shares) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $8.52 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,815,049 shares of Common Stock (the Pre-Funded Warrant Shares) at a purchase price of $8.519 per Pre-Funded Warrant, which represents the per share purchase price of the Shares less the $0.001 per share exercise price for each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance and will not expire.
The Offering closed on November 14, 2025, and raised gross proceeds to the Company in the amount of approximately $21.5 million prior to deducting placement agent’s fees and other Offering expenses payable by the Company. H.C. Wainwright & Co. acted as the sole placement agent for the Offering. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agent.
Pursuant to the Purchase Agreement, the Company agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, until thirty (30) days after the date the Registration Statement (defined below) is declared effective by the Securities and Exchange Commission or following certain other customary occurrences.
The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates, are solely for the benefit of the parties (except as specifically set forth therein), may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts, and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.
In connection with the Offering, the Company also entered into the Registration Rights Agreement with the Purchasers on November 12, 2025. Pursuant to the terms of the Registration Rights Agreement,

the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) on or before fifteen (15) days after the date of the Registration Rights Agreement a registration statement (the “Registration Statement”) to register for resale the Shares and Pre-Funded Warrant Shares issued in the Offering, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC.
The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of each of which have previously been filed as exhibits to our filings with the SEC.
Reverse Stock Split
On July 14, 2025 at 12:01 am Eastern time (the “Effective Time”), the Company effected a one-for- twelve (1:12) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock. The Reverse Stock Split affected all shares of Company’s common stock outstanding immediately prior to the Effective Time. No fractional shares were issued in connection with the Reverse Stock Split. Our periodic and current reports filed prior to July 14, 2025 that are incorporated by reference, and all other documents that were filed prior to July 14, 2025, do not give effect to the Reverse Stock Split.
Implications of Being a Smaller Reporting Company
We are a smaller reporting company meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Corporate Information
We were incorporated under the laws of the State of Delaware on September 3, 2015. Our primary executive offices are located at 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705 and our telephone number is (240) 399-4900. Our website address is www.nextcure.com. Additionally, our filings with the SEC are posted on our website at www.nextcure.com. The information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

THE OFFERING
Common stock offered by the selling stockholders
Up to 2,523,477 shares of our common stock par value $0.001 per share, which consists of (i) 708,428 shares of our common stock held by the selling stockholders and (ii) 1,815,049 shares of our common stock issuable upon the exercise of the Pre- Funded Warrants held by the selling stockholders.
Common stock currently outstanding (assuming full exercise of the Pre-Funded Warrants)
5,203,299 (as of November 25, 2025)
Selling stockholders
All of the shares of our common stock are being offered by the selling stockholders. See “The Selling stockholders” beginning on page 8 for additional information on the selling stockholders.
Use of Proceeds
We will not receive any proceeds from the sale of the shares in this offering by the selling stockholders, although we will receive proceeds from the nominal exercise price of any Pre- Funded Warrants. See “Use of Proceeds” beginning on page 7 for additional information on the use of proceeds.
Plan of Distribution
The selling stockholders, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 11 for additional information on the methods of sale that may be used by the selling stockholders.
Risk Factors
Investing in our securities involves risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.
Nasdaq symbol for common stock
“NXTC”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus or any applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
The sale of a substantial number of shares of our common stock in the public market, including resale of the Shares issued to the selling stockholders, could adversely affect the prevailing market price for our common stock.
We are registering for resale 2,523,477 shares of our common stock consisting of Initial Shares and Pre- Funded Warrant Shares underlying the Pre-Funded Warrants issued to the selling stockholders to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward- looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:
•
our expectations regarding the timing, progress and results of preclinical studies and clinical trials for SIM0505, LNCB74 and any other product candidates we develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•
our estimates regarding our expenses, future revenues, capital requirements, needs for or ability to obtain additional financing and the period over which we expect our current cash, cash equivalents and marketable securities to be sufficient to fund our operations;

•
the timing or likelihood of regulatory filings for SIM0505, LCNB74 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

•
the identification, analysis and use of biomarkers and biomarker data;

•
our drug product sourcing and manufacturing strategy, including the scalability of our methods and processes;

•
our expectations regarding the potential benefits, activity, effectiveness and safety of SIM0505, LNCB74 and any other product candidates we develop;

•
our intentions and ability to successfully commercialize, including through partnering, our product candidates;

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our expectations regarding the nature of the biological pathways we are targeting;

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our expectations regarding our ability to discover and advance product candidates using our technologies;

•
the potential benefits of and our ability to maintain our relationships with LigaChem Biosciences, Inc. (formerly known as LegoChem Biosciences, Inc.), Hainan Simcere Zaiming Pharmaceutical, Ltd., Yale University and other third parties;

•
our ability to retain key personnel;

•
our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•
changes in trade tariffs and international relations between the U.S. and China;

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our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

•
our ability to maintain listing of our common stock on the Nasdaq Global Select Market;

•
developments and projections relating to our competitors and our industry, including competing therapies; and

•
the impact of current and future laws and regulations.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS
We will not receive any proceeds from the sale of Shares by the selling stockholders. However, we may receive proceeds from the nominal exercise price of the Pre-Funded Warrants which, if exercised in full, would result in gross proceeds of approximately $1,815. There can be no assurance that any of the Pre- Funded Warrants will be exercised. We intend to use the net proceeds from any exercise of the Pre-Funded Warrants for working capital and general corporate purposes.

THE SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders, consisting of Initial Shares and Pre-Funded Warrant Shares underlying the Pre-Funded Warrants, in each case were issued to the selling stockholders pursuant to the Purchase Agreement and are being registered hereby to fulfill our contractual obligations under the Registration Rights Agreement. See “Prospectus Summary — Private Placement.”
The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholders as of November 25, 2025, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares offered under this prospectus are sold.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within sixty (60) days.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholders under this prospectus. The percentage of shares of our common stock owned is based on 5,203,299 shares of our common stock issued and outstanding as of November 25, 2025 and assuming full exercise of the Pre- Funded Warrants on that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non- sale related transfer.
The number of shares in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus. The columns captioned “Ownership After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholders does not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the exercise of the Pre-Funded Warrants. However, because the selling stockholders may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the Initial Shares or Pre-Funded Warrants, whether any selling stockholders will exercise the Pre-Funded Warrants, and upon such exercise, how long such selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.
Under the terms of the Pre-Funded Warrants, the selling stockholder that holds Pre-Funded Warrants may not exercise the Pre-Funded Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% (or alternatively 4.99% if so indicated below) of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such Pre- Funded Warrants). The columns captioned “Ownership Before Offering” do not reflect this limitation.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percent
Entities affiliated with Squadron Capital Management LLC(1)	763,499	586,855	176,644	3.4%
Ikarian Healthcare Master Fund, LP(2)	585,123	585,123	—	—
Affinity Healthcare Fund, LP(3)	543,995	352,113	191,882	3.7%
Entities affiliated with Boothbay Fund Management, LLC(4)	295,159	295,159	—	—
Entities affiliated with Exome Asset Management LLC(5)	293,428	293,428	—	—
Entities affiliated with SilverArc Capital Management, LLC(6)	176,057	176,057	—	—
Special Situations Life Sciences Fund, L.P.(7)	117,371	117,371	—	—
Stuywater Capital LLC(8)	117,371	117,371	—	—

*
Less than one percent

(1)
Consists of (i) 156,552 shares of our common stock previously acquired by Squadron Master Fund LP (“SMFLP”), (ii) 20,092 shares of our common stock owned by Squadron Capital Management LLC (“SCMLLC”), the investment manager of SMFLP and Squadron Fund LP (“SFLP”), (iii) 63,250 shares of our common stock acquired in the Private Placement by SMFLP, (iv) 456,855 shares underlying Pre-Funded Warrants issued to SMFLP in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock, and (v) 66,750 shares of our common stock acquired in the Private Placement by SFLP. SCMLLC is the investment manager of SMFLP and SFLP and has voting and investment power over the shares held by SMFLP and SFLP. Messrs. Matthew Sesterhenn and William Blank are the managing members of SCMLLP, and each of Matthew Sesterhenn and William Blank reports shared voting and dispositive power over the shares held by SMLFP and SFLP. Each of SCMLLC, Matthew Sesterhenn and William Blank disclaims beneficial ownership over these securities. The business address of SCMLLC, SMFLP, SFLP, Matthew Sesterhenn and William Blank is c/o Squadron Capital Management, 999 Oakmont Plaza Drive, Suite 600, Westmont, IL 60559.

(2)
Consists of 585,123 shares underlying Pre-Funded Warrants issued to Ikarian Healthcare Master Fund, LP (“Ikarian”) in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. The business address of Ikarian is 100 Crescent Ct., Ste. 1620, Dallas, TX 75201.

(3)
Consists of (i) 191,882 shares of our common stock previously acquired, (ii) 120,000 shares of our common stock acquired in the Private Placement and (iii) 232,113 shares underlying Pre-Funded Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. Affinity Asset Advisors, LLC (“AAALLC”) is the investment manager of Affinity Healthcare Fund LP (“AHFLP”) and has voting and investment power over the shares held by AHFLP. The business address of AAALLC and AHFLC is 450 Park Avenue, Suite 1403, New York, NY 10022.

(4)
Consists of (i) 198,504 shares underlying Pre-Funded Warrants issued to Boothbay Absolute Return Strategies, LP (“BBARS”) in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock and (ii) 96,655 shares underlying Pre-Funded Warrants issued to Boothbay Diversified Alpha Master Fund LP (“BBDAMF”) in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. BBARS and BBDAMF are managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS and BBDAMF, has delegated to Kingsbrook Partners LP, a Delaware limited partnership (“Kingsbrook”), the power to vote and the power to direct the disposition of all securities held by BBARS and BBDAMF that are being registered hereby. Ari Glass is the Managing Member of Boothbay. Each of BBARS, BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address of each of BBARS, BBDAMF, Boothbay and Mr. Glass is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, NY 10022.
(5)
Consists of (i) 115,500 shares of our common stock acquired in the Private Placement by Worldwide Healthcare Partners LLC (“WHPLLC”), (ii) 89,900 shares underlying Pre-Funded Warrants issued in the Private Placement to WHPLLC, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock, (iii) 49,500 shares of our common stock acquired in the Private Placement by Emerging Markets Healthcare Partners, LLC (“EMHPLLC”), and (iv) 38,528 shares underlying Pre-Funded Warrants issued to EMHPLLC in the Private Placement Offering, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Exome Asset Management LLC (“EAMLLC”) is the investment manager of WHPLLC and EMHPLLC and has voting and investment power over the shares held by WHPLLCP and EMHPLLC. The business address of EAMLLC. EMHPLLC and WHPLLC is 330 Madison Avenue, Suite 3010, New York, NY 10017.

(6)
Consists of (i) 169,895 shares of our common stock acquired in the Private Placement by SilverArc Capital Alpha Fund II, LP (“Fund II”) and (ii) 6,162 shares of our common stock acquired in the Private Placement by SilverArc Capital Alpha Fund I, LP (“Fund I”). SilverArc Capital Management, LLC is the controlling entity of Fund I and Fund II, and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have shared voting and investment discretion of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of each of the persons and entities referenced in this footnote is 20 Park Plaza, 4th Floor, Boston, MA 02116.

(7)
Consists of 117,371 shares of our common stock acquired in the Private Placement. The business address of Special Situations Life Sciences Fund, L.P., is 527 Madison Avenue, Suite 2600, New York, NY 10022. AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Life Sciences Fund, L.P. (“Fund”). David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of the Fund. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein.

(8)
Consists of 117,371 shares underlying Pre-Funded Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. The business address of Stuywater Capital LLC is 430 Park Avenue, New York, NY 10022.

PLAN OF DISTRIBUTION
Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the selling stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of- sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS
The financial statements of NextCure, Inc. appearing in NextCure’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules.
Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nextcure.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-38905), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
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Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

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Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025, and for the quarterly period ended September 30, 2025, filed with the SEC on November 5, 2025;

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Current Reports on Form 8-K, filed with the SEC on January 10, 2025, February 3, 2025, June 16, 2025 (excluding Item 7.01 and the related exhibit), June 23, 2025, July 10, 2025, July 14, 2025, August 25, 2025, and November 17, 2025 (excluding Item 7.01 and the related exhibit);

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The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 25, 2025, to the extent incorporated by reference in Part III of the Form 10-K; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 8, 2019, as updated by Exhibit 4.2 to our Annual Report on Form 10-K, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective and current investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

NextCure, Inc.
9000 Virginia Manor Rd., Suite 200
Beltsville, MD 20705
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nextcure.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Up to 2,523,477 Shares of Common Stock Offered by the Selling Stockholders
PROSPECTUS
December 11, 2025
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.